Exhibit 99.1

The Chefs’ Warehouse Reports First Quarter 2021 Financial Results
Ridgefield, CT, April 28, 2021 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company” or “Chefs’”), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its first quarter ended March 26, 2021.

Financial highlights for the first quarter of 2021:

•Net sales decreased 25.4% to $280.2 million for the first quarter of 2021 from $375.4 million for the first quarter of 2020.
•GAAP net loss was $17.9 million, or $(0.49) per diluted share, for the first quarter of 2021 compared to net loss of $14.1 million, or $(0.48) per diluted share, in the first quarter of 2020.
•Adjusted EPS1 was $(0.50) for the first quarter of 2021 compared to $(0.60) for the first quarter of 2020.
•Adjusted EBITDA1 was $(9.5) million for the first quarter of 2021 compared to $(13.8) million for the first quarter of 2020.

“As anticipated, January and February business activity were significantly impacted by the COVID related restrictions implemented during the fourth quarter of 2020.” said Chris Pappas, Chairman and Chief Executive Officer of the Company. “Severe weather, especially in the Northeast, and continued customer menu compression contributed to lower volumes during the first few months of 2021. In March, weekly revenue grew steadily as progress on vaccinations and easing restrictions drove more customer openings and higher traffic and demand. Sales toward the end of March 2021 were trending at approximately 75% of 2019 sales, inclusive of acquisitions completed during the first quarter of 2020.”

First Quarter Fiscal 2021 Results

Net sales for the quarter ended March 26, 2021 decreased 25.4% to $280.2 million from $375.4 million for the quarter ended March 27, 2020. Organic sales declined $105.0 million, or 28.0% versus the prior year quarter. Sales growth of $9.8 million, or 2.6%, resulted from acquisitions. Organic case count declined approximately 39.4% in the Company’s specialty category with unique customers and placements declines at 22.3% and 34.1%, respectively, compared to the prior year quarter. Pounds sold in the Company’s center-of-the-plate category decreased approximately 27.6% compared to the prior year quarter. Estimated inflation was 6.4% in the Company’s specialty categories and estimated inflation was 6.1% in the center-of-the-plate categories compared to the prior year quarter.
Gross profit decreased approximately 31.0% to $58.9 million for the first quarter of 2021 from $85.5 million for the first quarter of 2020. Gross profit margin decreased approximately 173 basis points to 21.0% from 22.8%. Gross margins in the Company’s specialty category decreased 24 basis points and gross margins decreased 253 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Selling, general and administrative expenses decreased by approximately 26.3% to $80.2 million for the first quarter of 2021 from $108.9 million for the first quarter of 2020. As a percentage of net sales, operating expenses were 28.6% in the first quarter of 2021 compared to 29.0% in the first quarter of 2020. The decrease in costs are primarily due to lower compensation and benefits and lower general and administrative related costs. Prior year quarter includes a non-recurring estimated non-cash charge of approximately $15.8 million related to incremental bad debt expense at the onset of the COVID-19 pandemic.

1EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS to these measures’ most directly comparable GAAP measure.

Other operating income decreased by approximately $5.2 million primarily due to non-cash credits of $1.3 million for changes in the fair value of our contingent earn-out liabilities compared to non-cash credits of $6.8 million in the prior year period.

Operating loss for the first quarter of 2021 was $20.1 million compared to operating loss of $17.1 million for the first quarter of 2020. The increase in operating loss was driven primarily by lower gross profit and other operating income, partially offset by lower selling, general and administrative, as discussed above. As a percentage of net sales, operating loss was 7.2% in the first quarter of 2021 as compared to operating loss of 4.5% in the first quarter of 2020.

Total interest expense decreased to $4.8 million for the first quarter of 2021 compared to $5.1 million for the first quarter of 2020. The decrease in interest expense is the result of lower average long-term debt balances in the first quarter of fiscal 2021, primarily the result of the reduction of principal outstanding on the Company’s senior secured term loan and asset-based loan facility, partially offset by the issuance of an additional $50.0 million of convertible senior notes.

Net loss for the first quarter of 2021 was $17.9 million, or $(0.49) per diluted share, compared to net loss of $14.1 million, or $(0.48) per diluted share, for the first quarter of 2020.

Adjusted EBITDA1 was $(9.5) million for the first quarter of 2021 compared to $(13.8) million for the first quarter of 2020. For the first quarter of 2021, adjusted net loss1 was $18.3 million, or $(0.50) per diluted share compared to adjusted net loss of $17.7 million, or $(0.60) per diluted share for the first quarter of 2020.

Full Year 2021 Guidance

Due to the continued uncertainty regarding the pace of broader economic recovery, lifting of in-room-dining restrictions across key markets, and the timing of event and travel related business activity, the Company will not be providing guidance for 2021 at this time. The Company will look to provide guidance as it gains more clarity as to the pace of recovery and outlook regarding these conditions and the broader COVID-19 related environment.

First Quarter 2021 Earnings Conference Call

The Company will host a conference call to discuss first quarter 2021 financial results today at 8:30 a.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. An online archive of the webcast will be available on the Company’s investor relations website.

Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to the following: our sensitivity to general economic conditions, including disposable income levels and changes in consumer discretionary spending; our ability to expand our operations in our existing markets and to penetrate new markets through acquisitions; we may not achieve the benefits expected from our acquisitions, which could adversely impact our business and operating results; we may have difficulty managing and facilitating our future growth; conditions beyond our control could materially affect the cost and/or availability of our specialty food products or center-of-the-plate products and/or interrupt our distribution network; our increased distribution of center-of-the-plate products, like meat, poultry and seafood, involves increased exposure to price volatility experienced by those products; our business is a low-margin business and our profit margins may be sensitive to inflationary and deflationary pressures; because our foodservice distribution operations are concentrated in certain culinary markets, we are susceptible to economic and other developments, including adverse weather conditions, in these areas; fuel cost volatility may have a material adverse effect on our business, financial condition or results of operations; our ability to raise capital in the future may be limited; we may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all; interest charged on our outstanding debt may be adversely affected by changes in the method of determining London Interbank Offered Rate (LIBOR), or the replacement of LIBOR with an alternative rate; our business operations and future development could be significantly disrupted if we lose key members of our management team; and significant public health epidemics or pandemics, including COVID-19, may adversely affect our business, results of operations and financial condition. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the SEC on February 23, 2021 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information until required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 50,000 products to more than 34,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 26, 2021	March 27, 2020
Net sales	$280,217	$375,431
Cost of sales	221,270	289,943
Gross profit	58,947	85,488

Selling, general and administrative expenses	80,245	108,882
Other operating (income) expenses, net	(1,170)	(6,336)
Operating loss	(20,128)	(17,058)

Interest expense	4,763	5,124
Loss before income taxes	(24,891)	(22,182)

Provision for income tax benefit	(6,970)	(8,097)

Net loss	$(17,921)	$(14,085)

Net loss per share:
Basic	$(0.49)	$(0.48)
Diluted	$(0.49)	$(0.48)

Weighted average common shares outstanding:
Basic	36,401,748	29,621,433
Diluted	36,401,748	29,621,433

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 26, 2021 AND DECEMBER 25, 2020
(in thousands)

	March 26, 2021	December 25, 2020
	(unaudited)
Cash and cash equivalents	$175,000	$193,281
Accounts receivable, net	99,459	96,383
Inventories, net	91,814	82,519
Prepaid expenses and other current assets	32,631	33,479
Total current assets	398,904	405,662

Equipment, leasehold improvements and software, net	113,450	115,448
Operating lease right-of-use assets	110,726	115,224
Goodwill	214,888	214,864
Intangible assets, net	108,219	111,717
Deferred taxes, net	12,560	7,535
Other assets	3,835	3,875
Total assets	$962,582	$974,325

Accounts payable	$69,461	$57,515
Accrued liabilities	26,829	27,924
Short-term operating lease liabilities	16,898	17,167
Accrued compensation	10,603	9,401
Current portion of long-term debt	6,043	6,095
Total current liabilities	129,834	118,102

Long-term debt, net of current portion	396,489	398,084
Operating lease liabilities	105,016	109,133
Other liabilities	3,227	4,416
Total liabilities	634,566	629,735

Preferred stock	—	—
Common stock	379	373
Additional paid in capital	304,994	303,734
Cumulative foreign currency translation adjustment	(1,970)	(2,051)
Retained earnings	24,613	42,534
Stockholders’ equity	328,016	344,590

Total liabilities and stockholders’ equity	$962,582	$974,325

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THIRTEEN WEEKS ENDED MARCH 26, 2021 AND MARCH 27, 2020
(unaudited, in thousands)

	March 26, 2021	March 27, 2020
Cash flows from operating activities:
Net loss	$(17,921)	$(14,085)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,107	4,762
Amortization of intangible assets	3,539	3,298
Provision for allowance for doubtful accounts	(451)	18,431
Non-cash operating lease expense	109	244
(Benefit) provision for deferred income taxes	(5,025)	(1,900)
Amortization of deferred financing fees	864	762
Stock compensation	2,458	851
Change in fair value of contingent earn-out liabilities	(1,308)	(6,812)
Loss on asset disposal	5	42
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2,585)	33,141
Inventories	(9,357)	2,501
Prepaid expenses and other current assets	850	(8,855)
Accounts payable, accrued liabilities and accrued compensation	12,026	(14,311)
Other assets and liabilities	26	3,916
Net cash provided (used in) by operating activities	(11,663)	21,985

Cash flows from investing activities:
Capital expenditures	(2,896)	(3,093)
Cash paid for acquisitions, net of cash received	—	(63,450)
Net cash used in investing activities	(2,896)	(66,543)

Cash flows from financing activities:
Payment of debt, finance lease and other financing obligations	(32,834)	(687)
Proceeds from debt issuance	51,750	—
Payment of deferred financing fees	(1,450)	—
Surrender of shares to pay withholding taxes	(1,192)	(838)
Cash paid for contingent earn-out liabilities	—	(500)
Borrowings under asset based loan facility	—	100,000
Payments under asset based loan facility	(20,000)	—
Net cash (used in) provided by financing activities	(3,726)	97,975

Effect of foreign currency translation on cash and cash equivalents	4	(133)

Net (decrease) increase in cash and cash equivalents	(18,281)	53,284
Cash and cash equivalents at beginning of period	193,281	140,233
Cash and cash equivalents at end of period	$175,000	$193,517

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET LOSS PER COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 26, 2021	March 27, 2020
Numerator:
Net loss	$(17,921)	$(14,085)
Denominator:
Weighted average basic common shares outstanding	36,401,748	29,621,433
Weighted average diluted common shares outstanding	36,401,748	29,621,433

Net loss per share:
Basic	$(0.49)	$(0.48)
Diluted	$(0.49)	$(0.48)

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET LOSS
(unaudited; in thousands)

	Thirteen Weeks Ended
	March 26, 2021	March 27, 2020
Net loss	$(17,921)	$(14,085)
Interest expense	4,763	5,124
Depreciation	5,107	4,762
Amortization	3,539	3,298
Provision for income tax benefit	(6,970)	(8,097)
EBITDA (1)	(11,482)	(8,998)

Adjustments:
Stock compensation (2)	2,458	851
Other operating income (3)	(1,170)	(6,336)
Duplicate rent (4)	695	698

Adjusted EBITDA (1)	$(9,499)	$(13,785)

1.We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.
3.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, and certain third-party deal costs incurred in connection with our acquisitions or financing arrangements.
4.Represents duplicate rent and occupancy costs for our Los Angeles, CA facility.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET LOSS TO NET LOSS
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 26, 2021	March 27, 2020
Net loss	$(17,921)	$(14,085)

Adjustments to Reconcile Net Loss to Adjusted Net Loss (1):
Other operating expenses (2)	(1,170)	(6,336)
Duplicate rent (3)	695	698
Tax effect of adjustments (4)	131	2,058

Total adjustments	(344)	(3,580)

Adjusted net loss	$(18,265)	$(17,665)

Diluted adjusted loss per common share	$(0.50)	$(0.60)

Diluted shares outstanding - adjusted	36,401,748	29,621,433

1.We are presenting adjusted net income and adjusted earnings per common share (EPS), which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairments, and certain third-party deal costs incurred in connection with our acquisitions or financing arrangements.

3.Represents duplicate rent and occupancy costs for our Los Angeles, CA facility.

4.Represents the tax effect of items 2 through 3 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EARNINGS PER COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 26, 2021	March 27, 2020
Numerator:
Adjusted net loss	$(18,265)	$(17,665)
Denominator:
Weighted average basic common shares outstanding	36,401,748	29,621,433
Weighted average diluted common shares outstanding	36,401,748	29,621,433

Adjusted earnings per share:
Diluted	$(0.50)	$(0.60)